UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section l3 or l5(d) of the

Securities Exchange Act of l934

April 22, 2014

Date of report (date of earliest event reported)

SP PLUS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-50796	16-1171179
(Commission File Number)	(IRS Employer Identification No.)

200 E. Randolph Street, Suite 7700, Chicago, Illinois 60601-7702

(Address of Principal Executive Offices)  (Zip Code)

(312) 274-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

[ ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.      Submission of Matters to a Vote of Security Holders

On April 22, 2014, SP Plus Corporation (the “Company”) held its 2014 Annual Meeting of Stockholders (the “Annual Meeting”). Of the 21,977,311 shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 19,613,716 shares were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast at the Annual Meeting.

Proposal 1.                     To elect eight directors of the Company to hold office until the next Annual Meeting of Stockholders in 2015.

Nominees	For	Withheld	Broker Non-Votes
Charles L. Biggs	17,468,501	1,441,486	703,729
Karen M. Garrison	17,445,137	1,464,850	703,729
Paul Halpern	17,422,379	1,487,608	703,729
Robert S. Roath	18,877,692	32,295	703,729
Jonathan P. Ward	18,773,225	136,762	703,729
Myron C. Warshauer	18,865,664	44,323	703,729
James A. Wilhelm	18,880,974	29,013	703,729
Gordon H. Woodward	18,874,834	35,153	703,729

Proposal 2.                     To cast an advisory vote on the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes
18,787,496	104,381	18,110	703,729

Proposal 3.                     To ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for 2014.

For	Against	Abstain
18,608,856	1,004,860	0

As a result, the stockholders elected each nominee as a director of the Company, approved the Company’s executive compensation, and ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SP PLUS CORPORATION

Date: April 24, 2014	By:	/s/ VANCE C. JOHNSTON
Vance C. Johnston,
Chief Financial Officer and Treasurer